Exhibit 10.1

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED
MASTER TERMINALLING SERVICES AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is effective as of September 16, 2016 (the “Effective Date”), by and between Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), Tesoro Alaska Company LLC, a Delaware limited liability company (“TAC”), and Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), each individually a “Party” and collectively referred to as “Parties.”
RECITALS
WHEREAS, TRMC, TAC and TLO entered into that certain Second Amended and Restated Master Terminalling Services Agreement dated as of May 3, 2013 (the “MTSA”). Capitalized terms used in this Amendment but not defined herein shall have the same meanings as set forth in the MTSA.
WHEREAS, the Parties hereto desire to amend the MTSA to end its application to the Anchorage Terminal of TLO (the “Anchorage Terminal”), as a result of the execution by TAC and TLO contemporaneously herewith of a new Terminalling Services Agreement for the Anchorage Terminal.
NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties to this Amendment hereby agree as follows:

1.	AMENDMENT OF MTSA

The MTSA is hereby amended as follows as of the Effective Date:

(a)From and after the Effective Date, TAC shall no longer be a Party to the MTSA and all references in the MTSA to “Tesoro” shall refer only to TRMC.

(b)The definition of “Refineries” in Section 1 of the MTSA is amended to delete the reference to “Kenai, Alaska”.

(c)Section 10(d) of the MTSA is amended and restated in its entirety to read as follows:

“Marine. For receipts and deliveries to or from marine vessel at Vancouver, custody shall pass at the flange where TLO’s facility interconnects with the hoses connected to the marine vessel.”
(d)All references to the Anchorage Terminal in Section 8(a) and Schedules A and B to the MTSA are deleted. The total Stipulated Volume in Schedule A is reduced from 108,400 barrels per day to 99,400 barrels per day. The reference to “Alaska Refinery” in Schedule B to the MTSA is deleted.

2.MISCELLANEOUS

(a)    Legal Effect. Other than as amended hereby, the MTSA remains in full force and effect and unmodified.
(b)    Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Effective Date.

TESORO REFINING AND MARKETING COMPANY LLC		TESORO LOGISTICS OPERATIONS LLC

TESORO ALASKA COMPANY LLC

By:	/s/ Gregory J. Goff	By:	/s/ Phillip M. Anderson
	Gregory J. Goff		Phillip M. Anderson
	President		President

Signature Page to Amendment No. 1 to Second Amended and Restated
Master Terminalling Services Agreement